                                                                      Exhibit 11

                                    FARREL CORPORATION
                      STATEMENT RE COMPUTATION OF PER SHARE EARNINGS (IN THOUSANDS, EXCEPT PER SHARE AND SHARE DATA)


                                                               Three Months Ended
                                                               ------------------
                                                          March 31,          April 1,
                                                             2002              2001
                                                             ----              ----

Net loss applicable to common stock                              $(760)            $(607)
                                                        ===============   ===============
Weighted average number of common
shares outstanding -  Basic earnings per share               5,230,061         5,230,061

Effect of dilutive stock and purchase options                      ---               ---
                                                        ---------------   ---------------

Weighted average number of common
shares outstanding - Diluted earnings per share              5,230,061         5,230,061
                                                        ===============   ===============

Net loss per common share-
  Basic                                                         $(0.15)           $(0.12)
                                                        ===============   ===============
  Fully diluted                                                 $(0.15)           $(0.12)
                                                        ===============   ===============

                                   SIGNATURES


PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.


                                  FARREL CORPORATION
                                  REGISTRANT


DATE:          05/1/02                      /s/ Rolf K. Liebergesell
     -----------------------------          ------------------------------------
                                            ROLF K. LIEBERGESELL
                                            CHIEF EXECUTIVE OFFICER,
                                            PRESIDENT AND CHAIRMAN OF THE BOARD





DATE:          05/1/02                      /s/ Walter C. Lazarcheck
     -----------------------------          ------------------------------------
                                            WALTER C. LAZARCHECK
                                            VICE PRESIDENT AND CHIEF FINANCIAL
                                            OFFICER
                                            (CHIEF ACCOUNTING OFFICER)



                                 Page 15 of 15